EXHIBIT 10.2



                               805 Coverdale Lane
                         Virginia Beach, Virginia 23452

                               As of June 29, 2001


Interboro Holding, Inc.
Educational Video Conferencing, Inc.
35 E. Grassy Sprain Road
Yonkers, New York 10710

Ladies and Gentlemen:

This will confirm that today I am selling 20,000 shares (the "Shares") of ICTS, Inc., a Delaware corporation, to Interboro Holding, Inc., a Delaware corporation ("Interboro"). I hereby represent and warrant to you that I am the sole owner of the Shares and that I am selling, transferring and delivering the Shares to Interboro free and clear of any lien, charge, encumbrance or other right or claim of any third party. I further represent and warrant to you that I neither own any other equity of ICTS or any debt of ICTS nor do I have any claim of any kind against ICTS.

Against delivery of the certificate for the Shares duly endorsed, or accompanied by a stock power duly endorsed, for transfer to Interboro, as full payment for the Shares, Educational Video Conferencing, Inc., a Delaware corporation ("EVCI"), is issuing and delivering to me today a Warrant to purchase 5,000 shares of the common stock of EVCI, at an initial exercise price of $3.00 per share.

                                              Very truly yours,





Agreed:

INTERBORO HOLDING, INC.


By:
    -------------------------
    Dr. Arol I Buntzman
    Chairman & CEO


EDUCATIONAL VIDEO CONFERENCING, INC.


By:
    -------------------------
    Dr. Arol I Buntzman
    Chairman & CEO